UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
April 17, 2009 (April 14, 2009)

St. Mary Land & Exploration Company
(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado (Address of principal executive offices)	80203 (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

On April 14, 2009, St. Mary Land & Exploration Company (“St. Mary” or the “Company”) entered into a new $1 billion senior secured revolving credit facility (the “Facility”).  The Facility replaces the Company’s prior $500 million senior secured revolving credit facility and was entered into as a Third Amended and Restated Credit Agreement among the Company, Wachovia Bank, National Association, as administrative agent, Bank of America, N.A., as syndication agent, Comerica Bank, BBVA Compass, and JPMorgan Chase Bank, N.A., as co-documentation agents, and the following other participating commercial lending institutions: U.S. Bank National Association; Royal Bank of Canada; Bank of Scotland plc; Bank of Oklahoma, N.A.; Capital One, National Association; Barclays Bank PLC; Wells Fargo Bank, N.A.; and KeyBank National Association.  The maturity date of the Facility is July 31, 2012.

The Facility is available for general corporate borrowing purposes of the Company.  The maximum loan amount of $1 billion is subject to a borrowing base, which is determined based on the value of the Company’s oil and gas properties.  The initial borrowing base for the Facility has been set at $900 million and the Company has elected an initial commitment of $678 million.  Upon entering into the Facility on April 14, 2009, the Company had $312 million of bank debt outstanding.  Borrowings under the Facility are secured by the majority of the Company’s oil and gas properties and a pledge of the common stock of material subsidiary companies.  Interest and commitment fees are based on the following borrowing base utilization table:

Borrowing Base Utilization Grid
Borrowing Base Utilization Percentage	<25%	>25% <50%	>50% <75%	>75%
Eurodollar Loans	2.000%	2.250%	2.500%	2.750%
ABR Loans or Swingline Loans	1.000%	1.250%	1.500%	1.750%
Commitment Fee Rate	0.500%	0.500%	0.500%	0.500%

The Facility contains customary representations and warranties and affirmative and negative covenants, including, but not limited to, the following financial covenants: (a) the Company’s ratio of Total Debt to EBITDA (as defined in the Facility) for the four fiscal quarters ending on the last day of a fiscal quarter may not be greater than 3.5 to 1.0 and (b) the Company’s current ratio (as defined in the Facility) as of the last day of a fiscal quarter may not be less than 1.0 to 1.0.  In addition, the Facility has covenants restricting the incurrence of Debt outside of the Facility and limiting the Company’s annual cash dividend rate to no more than $0.25 per common share.  Any violation of these covenants could result in a default under the Facility which would permit the participating banks to restrict the Company’s ability to access the Facility and require the immediate repayment of any outstanding borrowings under the Facility.

Certain lenders that are a party to the Facility have in the past performed, and may in the future from time to time perform, investment banking, financial advisory, lending or commercial banking or trustee services for the Company and its subsidiaries, for which they have received, and may in the future receive, customary compensation and reimbursement of expenses.

On April 15, 2009, St. Mary announced that the Company has entered into a new senior secured revolving credit facility. A copy of this press release is filed as Exhibit 99.3 to this report and incorporated by reference herein.

Item 2.03                      Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement.

Please see the discussion under Item 1.01 above, which is hereby incorporated by reference into this Item 2.03.

Item 7.01                      Regulation FD Disclosure.

In accordance with General Instruction B.2. of Form 8-K, the following information, including Exhibit 99.4, shall not be deemed filed for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall such information and Exhibits be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such a filing.

On April 17, 2009, St. Mary issued a press release announcing that the Company’s Board of Directors has declared a semi-annual cash dividend of $0.05 per share of common stock.  The dividend will be paid May 11, 2009, to stockholders of record as of the close of business May 1, 2009.  A copy of the press release is furnished as Exhibit 99.4 to this report and incorporated by reference herein.

Item 8.01                      Other Events.

On April 14, 2009, St. Mary issued a press release announcing that it has scheduled a teleconference call to discuss first quarter earnings results on May 5, 2009, at 8:00 am (Mountain Time).  The teleconference call is publicly accessible, and the press release includes instructions as to when and how to access the teleconference and the location on the Company’s web site where the teleconference information will be available.  A copy of the press release is filed as Exhibit 99.1 to this report.

On April 14, 2009, St. Mary announced that the Company's President and Chief Executive Officer, Tony Best, will present at the IPAA Oil & Gas Investment Symposium at 9:35 am Eastern time on Monday, April 20, 2009, at the Sheraton New York Hotel and Towers.  A copy of this press release is filed as Exhibit 99.2 to this report.

Item 9.01                      Financial Statements and Exhibits.

(d)	Exhibits. The following exhibits are filed or furnished as part of this report:

Exhibit	Description
Exhibit 10.1*	Third Amended and Restated Credit Agreement dated April 14, 2009 among St. Mary Land & Exploration Company, Wachovia Bank, National Association as Administrative Agent, and the Lenders party thereto
Exhibit 10.2*
Supplement and Amendment to Deed of Trust, Mortgage, Line of Credit Mortgage, Assignment, Security Agreement, Fixture Filing and Financing Statement for the benefit of Wachovia Bank, National Association, as Administrative Agent, dated effective as of April 14, 2009

Exhibit 10.3*	Deed of Trust to Wachovia Bank, National Association, as Administrative Agent, dated effective as of April 14, 2009
Exhibit 99.1*	Press release of St. Mary Land & Exploration Company dated April 14, 2009, entitled St. Mary Schedules First Quarter 2009 Earnings Conference Call
Exhibit 99.2*	Press release of St. Mary Land & Exploration Company dated April 14, 2009, entitled St. Mary to Present at IPAA Oil & Gas Investment Symposium in New York
Exhibit 99.3*	Press release of St. Mary Land & Exploration Company dated April 15, 2009, entitled St. Mary Announces Completion of New Credit Facility
Exhibit 99.4**	Press release of St. Mary Land & Exploration Company dated April 17, 2009, entitled St. Mary Board Declares Semi-Annual Cash Dividend

_________________________
        *     Filed with this Current report on Form 8-K.
**   Furnished with this Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date:	April 17, 2009	By:	/s/ MARK T. SOLOMON
Mark T. Solomon
Controller